UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 23, 2016
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FENIX PARTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(708) 407-7200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On May 16, 2016, Fenix Parts, Inc. (the “Company”) filed a Form 12b-25, extending the filing date for its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016 (the “10-Q”). The Company was unable to file its 10-Q by the extended filing date, due to the ongoing review of certain accounting issues, including a potential goodwill impairment, inventory valuation, and finalizing adjustments to contingent consideration liabilities, the related income tax effects of resolving these matters and the impact of these issues on the Company’s Amended and Restated Credit Agreement.

The Company anticipates that it will receive a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) for failure to file timely with the Securities and Exchange Commission (the “SEC”) its 10-Q. The quarterly report was required to be filed with the SEC by the Company on or before May 23, 2016, in order to be considered as timely filed. The Company anticipates that it will be required to submit to Nasdaq a plan to regain compliance with Nasdaq’s continued listing standards. The Company expects to be in compliance with Nasdaq’s continued listing standards shortly after it files its 10-Q.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 23, 2016

Fenix Parts, Inc.
By:	/s/ Kent Robertson
Name:	Kent Robertson
Title:	President and Chief Executive Officer